Exhibit 107

Calculation of Filing Fee Tables

Form 424(b)(2)

(Form Type)

State Street Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Fixed-to-Floating Rate Senior Notes due 2028	457(r)	$542,409.20	100.0%	$542,409.20	0.0001102	$59.77(1)	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

	Debt	Fixed-to-Floating Rate Senior Notes due 2026	Rule 415(a)(6)	$500,000,000.00(2)	100.0%	$500,000,000.00(2)	—	(2)	S-3	333-238861	June 15, 2020	$64,900.00(2)

	Debt	Fixed-to-Floating Rate Senior Notes due 2028	Rule 415(a)(6)	$499,457,590.80(2)	100.0%	$499,457,590.80(2)	—	(2)	S-3	333-238861	June 15, 2020	$64,829.60(2)

	Total Offering Amounts					$1,000,000,000(1)

	Total Fees Previously Paid							0

	Total Fee Offsets							0

	Net Fee Due							$59.77(1)(2)

(1)

The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate offering price of that offering is $1,000,000,000.

(2)

The securities being offered under this prospectus supplement include $999,457,590.83 aggregate offering price of unsold securities (the “Unsold Securities”) previously registered pursuant to a Registration Statement on Form S-3 (Registration No. 333-238861) filed with the Securities and Exchange Commission on June 1, 2020 (the “Prior Registration Statement”) and declared effective on June 15, 2020. The Unsold Securities represent $129,729.60 in registration fees previously paid in respect of such Unsold Securities under the Prior Registration Statement (the “Previously Paid Fees”). In accordance with Rule 415(a)(6) under the Securities Act of 1933, as amended, the Unsold Securities are being carried forward and included in this prospectus supplement. Accordingly, no registration fee is being paid on the $500,000,000 aggregate offering price of Fixed-to-Floating Rate Senior Notes due 2026, representing $64,900.00 in registration fees previously paid in respect of the Unsold Securities (50.03% of the Previously Paid Fees) or on $499,457,590.83 aggregate offering price of Fixed-to-Floating Rate Senior Notes due 2028, representing $64,829.60 in registration fees previously paid (49.97% of the Previously Paid Fees) at this time. Pursuant to Rule 415(a)(6), this “Calculation of Filing Fee” table shall be deemed to update the “Calculation of Filing Fee” table in the current registration statement on Form S-3ASR filed with the Securities and Exchange Commission on June 28, 2022 (File No. 333-265877), as previously updated by the “Calculation of Filing Fee” table in the prospectus supplemented dated August 1, 2022 filed with the Securities and Exchange Commission on August 2, 2022 to continue the offering of Unsold Securities initially registered under the Prior Registration Statement.